UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 23, 2013

WASHINGTON TRUST BANCORP, INC.
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(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2013, at the 2013 Annual Meeting of Shareholders of Washington Trust Bancorp, Inc. (the “Corporation”), shareholders of the Corporation approved the Washington Trust Bancorp, Inc. 2013 Stock Option and Incentive Plan (the “2013 Plan”). The Plan will be administered by the Compensation Committee of the Company's Board of Directors (the “Committee”). Under the 2013 Plan, the Committee, in its discretion, may grant stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards to full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Corporation and its subsidiaries as selected from time to time by the Committee in its discretion. A description of the 2013 Plan can be found in the Corporation's definitive proxy statement on Schedule 14A for the 2013 Annual Meeting that was filed with the Securities and Exchange Commission on March 13, 2013 (the “Proxy Statement”) in the section entitled “Approval of 2013 Stock Option and Incentive Plan (Proposal No. 4),” which is incorporated herein by reference. This description is qualified in its entirety by reference to the 2013 Plan attached as Appendix A to the Proxy Statement and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit

10.1
Washington Trust Bancorp, Inc. 2013 Stock Option and Incentive Plan (incorporated by reference to Appendix A to Washington Trust Bancorp, Inc.'s Proxy Statement on Schedule 14A filed on March 13, 2013.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: April 29, 2013	By:	/s/ David V. Devault
David V. Devault
Senior Executive Vice President, Secretary and Chief Financial Officer